CUSIP No. 868168105	SCHEDULE 13D	Page 10 of 10 Pages

 Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D, dated _______________, 2012, with respect to the shares of common stock of Superior Industries International, Inc., is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the _______________ day of _____ 2012.

STEVEN J. BORICK

By:	/s/ Steven J. Borick
Name:	Steven J. Borick

THE LOUIS L. BORICK ADMINISTRATIVE TRUST

By:	/s/ Steven J. Borick
Name:	Steven J. Borick
Title:	Trustee
THE NITA BORICK MANAGEMENT TRUST

By:	/s/ Steven J. Borick
Name:	Steven J. Borick
Title:	Trustee